Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (“Amendment”) dated as of April 18, 2016, is made by and among Westport Axle Corp. (the “Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.The Borrower entered into that certain Credit Agreement dated as of December 23, 2015 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”) with Agent and the financial institutions from time to time signatory thereto (each, individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), under which the Lenders extended (or committed to extend) credit to the Borrower, as set forth therein.

B.The Borrower has requested that Agent and the Lenders agree to certain amendments to the Credit Agreement and the Security Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Borrower, Agent and the Lenders agree as follows:

1.Amendments.

(a)The following term defined in Section 1.1 of the Credit Agreement is amended entirely to read as follows:

“LIBOR Rate” means:

(a)with respect to the principal amount of any Eurodollar-based Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar- Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar- Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by Agent and Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period; and

(b)with respect to the principal amount of any Advance carried at the Daily Adjusting LIBOR Rate outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by Agent and Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which Agent is offered dollar deposits at or about 11:00

a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month;

provided, however, that if, at any time, the LIBOR Rate determined under either of the foregoing clauses is less than zero percent (0.00%), then the LIBOR Rate shall be deemed to be zero percent (0.00%) for the purposes of this Agreement (“Zero LIBOR Floor”), except that each Lender’s Hedge-Affected Share of any Hedged Facility will bear interest at rates determined without giving effect to the Zero LIBOR Floor.

(b)The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Hedge-Affected Share” means, as to any Lender at any date of determination, its share of any Hedged Facility determined by multiplying the outstanding principal amount of that Lender’s Advances under such Hedged Facility by a fraction with a numerator equal to the current notional amount of the Specified Hedging Agreements relating to such Hedged Facility and a denominator equal to the outstanding principal amount of all Advances under such Hedged Facility.

“Hedged Facility” means the Revolving Credit and/or the Term Loan, as the case may be, to the extent that all or any portion of the principal amount of Advances in respect thereof bears interest at a rate based on the LIBOR Rate and is subject to any Specified Hedging Agreement.

“Specified Hedging Agreement” means any Hedging Agreement providing for an interest rate swap that does not provide for a minimum rate of zero percent (0.00%) with respect to determinations of the LIBOR rate for the purposes of such Hedging Agreement (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such Hedging Agreement made under the documentation published by the International Swaps and Derivatives Association, Inc.).

(c)	The following is added as new clause (f) in Section 7.2, and Section 7.2 clauses (f) and

(g) are re-numbered as (g) and (h), respectively:

(f) Copies of each Specified Hedging Agreement and all amendments, modifications, extensions, renewals, cancellations, terminations thereof and all material

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notifications thereunder, in each case promptly after entering into, or giving or receiving, the same;

2.Conditions. This Amendment shall become effective (according to the terms hereof) on the date that the following condition has been fully satisfied by the Borrower:

(a)	Agent shall have received executed facsimile or email counterparts of this Amendment duly executed and delivered by Agent, the Lenders and the Borrower, with originals following promptly thereafter.

3.Authority. The Borrower hereby certifies that it has taken all necessary actions to authorize this Amendment and the other Loan Documents delivered herewith, supported by appropriate resolutions, that no consents or other authorizations of any third parties are required in connection therewith, and that either there have been no changes in the organizational documents previously delivered to Agent or that true and accurate copies of organizational documents are being provided to Agent with the certificate.

4.Representations and Warranties. The Borrower hereby represents and warrants that, after giving effect to any amendments and consents contained herein, execution and delivery of this Amendment and the other Loan Documents delivered herewith and the performance by the Borrower of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws, and do not require the consent or approval of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law). The Borrower hereby reaffirms, covenants and agrees to be bound by all the terms and conditions of the Amended Credit Agreement and each of the other Loan Documents.

5.No Other Changes. Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the other Loan Documents. The Borrower hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Borrower, or any other Credit Party or any other party or any rights, privilege or remedy of Agent or the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument except as specifically set forth herein. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any non-compliance by the Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

6.Ratification. The Borrower hereby reaffirms, confirms, ratifies and agrees to be bound by each of its covenants, agreements and obligations under the Amended Credit Agreement and each other Loan Document previously executed and delivered by it, or executed and delivered in accordance with this Amendment. Each reference in the Credit Agreement to “this Agreement” or “the Credit Agreement” shall be deemed to refer to Credit Agreement as amended by this Amendment and each other amendment made to the Credit Agreement from time to time.

7.Defined Terms. Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

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8.Confirmation of Lien Upon Collateral. The Borrower acknowledges and agrees that the Indebtedness is secured by the Collateral and that its obligations under the Security Agreement dated as of December 23, 2015, by and among Borrower, such other entities which from time to time become parties thereto, and Agent, for and on behalf of the Lenders constitute valid, legal, and binding agreements and obligations of the Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.Other Modification. In executing this Amendment, the Borrower is not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

11.Expenses. The Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12.Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Michigan, and may be executed in counterpart, in accordance with Section 13.9 of the Credit Agreement. Each of the parties hereto agrees that this Amendment and any other Loan Document signed by it and transmitted by facsimile or email or any other method of delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Borrower, the Lenders and Agent have each caused this First Amendment to Credit Agreement to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

Westport Axle Corp.	Comerica Bank, as Agent

By: /s/ Rand Stille	By: /s/ Kelly C. McConnell
Name: Rand Stille	Name: Kelly C. McConnell
Title: Secretary	Title: Vice President

Comerica Bank, as a lender, Issuing Lender and a Swing Line Lender

By: /s/ Kelly C. McConnell
Name: Kelly C. McConnell
Title: Vice President

[continuation signature page for First Amendment to Credit Agreement]

THE HUNTINGTON NATIONAL BANK

By: /s/ Joseph K. Zayance
Name: Joseph K. Zayance
Title: Senior Vice President